                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                           JURISDICTION
                         NAME                            OF INCORPORATION
- -------------------------------------------------------  ----------------
IntelliQuest, Inc.                                       Texas
IntelliQuest, Ltd. (subsidiary of Intelliquest, Inc.)    United Kingdom
IntelliQuest Communications, Inc.                        Georgia